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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ---------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        NASSAU BROADCASTING CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                  22-3737119
---------------------------------------------           -------------------
   (State of Incorporation or Organization)              (I.R.S. Employer
                                                        Identification no.)

  619 Alexander Road, Princeton, New Jersey                    08540
---------------------------------------------          --------------------
   (Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the registration    If this form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b) of the Exchange Act           securities pursuant to Section
and is effective upon filing pursuant       12(g) of the Exchange Act and is
to General Instruction A.(c), please        effective upon filing pursuant to
check the following box.  [x]               General Instruction A.(d), please
                                            please check the following box.  [ ]

Securities Act registration statement file number to which this form relates:
333-36634
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Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                 Name of Each Exchange on Which
     to be so Registered                 Each Class is to be Registered
     -------------------                 ------------------------------
     Class A Common Stock,                   Nasdaq National Market
     par value $0.01

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable
                         -------------------------------
                                (Title of Class)

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Item 1.   Description of Registrant's Securities to be Registered

          For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-36634) (the "Registration Statement"), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.   Exhibits

          The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

Exhibit
Number                                Description of Exhibit
-------  ----------------------------------------------------------------------
   1.    Amended and Restated Certificate of Incorporation of the Registrant, to
         be filed prior to the completion of this offering (incorporated by reference to Exhibit 3.1 to the Registration Statement)

   2. By-laws of the Registrant, to be filed prior to the completion of this offering (incorporated by reference to Exhibit 3.2 to the Registration
         Statement)

   3. Specimen Certificate for the Registrant's Class A common stock, to be filed prior to the completion of this offering (incorporated by reference to Exhibit 4.1 to the Registration Statement)

   4. Specimen Certificate for the Registrant's Class B common stock, to be filed prior to the completion of this offering (incorporated by reference to Exhibit 4.2 to the Registration Statement)

   5. Specimen Certificate for the Registrant's Class C common stock, to be filed prior to the completion of this offering (incorporated by reference to Exhibit 4.3 to the Registration Statement)

   6. Registration Rights Agreement dated May 4, 2000 among Nassau Broad casting Partners, L.P., Spectrum Equity Investors, L.P., Spectrum
         Equity Investors II, L.P., Grotech Partners IV, L.P., Toronto
         Dominion (U.S.A.), Inc., Nassau Holdings, Inc., Noel P. Rahn and
         Nassau Broadcasting Company, to be filed prior to the completion of this offering (incorporated by reference to Exhibit 10.14 to the Registration Statement)

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
Exhibit
Number                                Description of Exhibit
-------  -----------------------------------------------------------------------

   7.    Common Stock Registration Rights dated May 4, 2000 among Nassau
         Broadcasting Partners, L.P., Merrill Lynch Capital Corporation, Bank of
         Montreal, The Bank of Nova Scotia, OZ Master Fund, Ltd. and Caisse de
         Depot et Placement du Quebec (incorporated by reference to Exhibit 10.15 to the Registration Statement)

   8. Form of Registration Rights Agreement to be entered into among the Registrant and some of the selling stockholders in Aurora
         Communications, LLC (incorporated by reference to Exhibit 10.16 to the Registration Statement)

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  July 28, 2000


                                   Nassau Broadcasting Corporation


                                   By: /s/ Michael S. Libretti
                                       ------------------------------------
                                       Name: Michael S. Libretti
                                       Title: Executive Vice President,
                                              Operations and Finance, Chief
                                              Financial Officer & Director

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